Exhibit 99.3

Revel AC, Inc.

Offer to Exchange

$365,737,493 aggregate principal amount of its outstanding 12% Second Lien Notes due 2018

(CUSIP Nos. 761352 AA1, 761352 AB9 and U80003 AA1)

Issued on February 17, 2011

for

$365,737,493 aggregate principal amount of 12% Second Lien Notes due 2018 of Revel AC, Inc.

(CUSIP No. 761352 AC7)

That Have Been Registered Under

the Securities Act of 1933, as Amended,

Pursuant to the Prospectus, dated                     , 2012

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON                     , 2012, UNLESS THE COMPANY EXTENDS OR EARLIER TERMINATES THE EXCHANGE OFFER. IF THE COMPANY EXTENDS THE EXCHANGE OFFER, THE TERM “EXPIRATION DATE” MEANS THE LATEST TIME AND DATE TO WHICH THE EXCHANGE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE.

To Our Clients:

Enclosed for your consideration is a Prospectus, dated                     , 2012 (the “Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of Revel AC, Inc. (the “Company”) to exchange an aggregate principal amount of up to $365,737,493 of the Company’s 12% Second Lien Notes due 2018 issued on February 17, 2011 (the “Old Notes”) for the Company’s 12% Second Lien Notes due 2018 that have been registered under the Securities Act of 1933, as amended (the “New Notes”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. This aggregate principal amount includes an aggregate of $61,337,493 of payment in kind interest that was added to the original principal amount of the Old Notes on the September 15, 2011, March 15, 2012 and September 15, 2012 interest payment dates.

The Exchange Offer is being made to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of February 17, 2011, by and among the Company, the guarantors referred to therein and the purchasers referred to therein.

This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2012, unless extended or earlier terminated by the Company. If the Company extends the Exchange Offer, the term “Expiration Date” means the latest time and date to which the Exchange Offer is extended. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

Your attention is directed to the following:

1. The Exchange Offer is for any and all outstanding Old Notes.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer—Conditions to the Exchange Offer.”

3. Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

4. The Exchange Offer expires at 5:00 p.m., New York City time, on                     , 2012, unless extended or earlier terminated by the Company.

If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Revel AC, Inc. with respect to the Old Notes.

This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer all right, title and interest in the Old Notes and to acquire the New Notes, issuable upon the exchange of such Old Notes, and that, when such validly tendered Old Notes are accepted by the Company for exchange, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

By completing, executing and delivering these Instructions, the undersigned hereby (i) makes the acknowledgments, representations and warranties referred to above, (ii) instructs you to tender the Old Notes held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal and (iii) expressly agrees to be bound by the Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

Please tender the Old Notes held by you for my account as indicated below:

12% SECOND LIEN NOTES DUE 2018
Certificate Numbers*	Principal Amount**	Old Notes are to be Tendered (“Yes” or “No”)***

*  Need not be completed if Old Notes are being tendered by book-entry transfer.

**  Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the Old Notes represented by the Old Notes indicated in column 2. See Instruction 2 of the Letter of Transmittal. Old Notes tendered hereby must be in denominations of original principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000 (in each case, together with the accrued PIK interest thereon, as applicable). See Instruction 1 of the Letter of Transmittal.

***  Unless otherwise indicated, “yes” will be assumed.

☐	Please do not tender any Old Notes held by you for my account.

Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

My Account Number With You:

Date:                    , 2012

(Must be signed by the registered holder(s) of the Old Notes, or if signed by a person other than the registered holder(s) of any certificate(s), such certificate(s) must be endorsed or accompanied by appropriate bond powers, in either case, signed exactly as its (their) name(s) appear(s) on certificate(s) or on a security position listing, and such certificate(s) must be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title next to his or her name above and, unless waived by the Company, submit proper evidence satisfactory to the Company of such person’s authority to so act. See Instruction 3 to the Letter of Transmittal.)

None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

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